As filed with the Securities and Exchange Commission on November 13, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ESS Tech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-1550150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
(855) 423-9920
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kelly F. Goodman
Interim Chief Executive Officer
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
(855) 423-9920
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Mark Baudler Lianna Whittleton Austin March Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Kate Suhadolnik Interim Chief Financial Officer ESS Tech, Inc. 26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon 97070 (855) 423-9920
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.         ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
We are filing this registration statement with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this registered “shelf,” in the future, we may, from time to time, sell any combination of the securities described herein, in one or more offerings, up to a maximum aggregate offering price of $300,000,000.
On November 13, 2025, we entered into a Sales Agreement with Yorkville Securities, LLC, BMO Capital Markets Corp., Canaccord Genuity LLC, Needham & Company, LLC and Stifel, Nicolaus & Company, Incorporated as sales agents (the “Sales Agreement”) relating to our offering of shares of our common stock having a maximum aggregate offering price of up to $75,000,000 under the Sales Agreement.
On July 10, 2025, we issued warrants (the “Bridge Financing Warrants”) to YA II PN, LTD. (“Yorkville”) and certain of our current and former directors, officers and other employees (collectively, the “Selling Stockholders”) in connection with the issuance of unsecured promissory notes to the Selling Stockholders, which Bridge Financing Warrants are exercisable for an aggregate of 129,312 shares of our common stock.
On October 14, 2025, we issued a warrant (the “Promissory Note Warrant,” together with the Bridge Financing Warrants, the “Warrants”) to Yorkville in connection with the issuance of an unsecured promissory note to Yorkville, which Promissory Note Warrant is exercisable for an aggregate of 1,052,104 shares of our common stock.
Accordingly, this registration statement contains three prospectuses:
•a base prospectus, which covers the potential future offering, issuance and sale of such indeterminate number of shares of common stock, shares of preferred stock, debt securities, depositary shares, warrants to purchase common stock, preferred stock, debt securities or depositary shares of the registrant, subscription rights to purchase common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities, purchase contracts, and units consisting of some or all of these securities, which together shall have an aggregate initial offering price not to exceed $300,000,000;
•a sales agreement prospectus supplement covering the offering, issuance and sale of shares of our common stock having a maximum aggregate offering price of up to $75,000,000 that may be issued and sold from time to time under the Sales Agreement; and
•a resale prospectus covering the resale by the Selling Stockholders of up to 1,181,416 shares of our common stock upon exercise of the Warrants.
The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The shares of common stock that may be offered, issued and sold under the Sales Agreement prospectus supplement is included in the $300,000,000 of securities that may be offered, issued and sold under the base prospectus. In the event of the termination of the Sales Agreement, any portion of the $75,000,000 included in the sales agreement prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $75,000,000 of securities not sold may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement. The resale prospectus immediately follows the sales agreement prospectus supplement.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, dated November 13, 2025
PROSPECTUS
ESS Tech, Inc.
$300,000,000
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Units

The securities covered by this prospectus may be sold by ESS Tech, Inc. from time to time. This prospectus provides you with a general description of the securities.
We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $300,000,000.
The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “GWH” and our public warrants are listed on the NYSE under the symbol “GWH.W.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.
Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 4 of this prospectus and “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                             , 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $300,000,000.
This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in our securities, you should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”
We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
The ESS design logo and the ESS mark appearing in this prospectus are the property of ESS Tech, Inc. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and TM designations, as applicable, for the trademarks used in this prospectus.
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PROSPECTUS SUMMARY
This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “ESS,” “we,” “our,” “us,” the “registrant” and the “Company” refer, collectively, to ESS Tech, Inc., a Delaware corporation, and its subsidiaries taken as a whole.
Company Overview
ESS is a long-duration energy storage company specializing in iron flow battery technology. We design and produce long-duration batteries predominantly using earth-abundant materials that we believe can be cycled over 20,000 times without capacity fade based on lab-scale results. Because our batteries are designed to operate using an electrolyte of primarily salt, iron and water, they are environmentally sustainable and substantially recyclable or reusable.
Our long-duration iron flow batteries are the product of nearly 50 years of scientific advancement. Our founders began advancing this technology in 2011 and formed legacy ESS. Our team has significantly enhanced the technology, improved round-trip efficiency and developed an innovative solution to the hydroxide build-up problem that plagued previous researchers developing iron flow batteries. Our proprietary solution to eliminate the hydroxide formation is known as the Proton Pump, which works by utilizing hydrogen generated by side reactions on the negative electrode. The Proton Pump converts the hydrogen back into protons in the positive electrolyte. This process eliminates the hydroxide and stabilizes the electrolytes’ pH levels.
Our batteries provide flexibility to grid operators and energy assurance for commercial and industrial customers. Our technology addresses energy delivery, duration and cycle-life in a single battery platform that compares favorably to lithium-ion batteries, the most widely deployed alternative technology. Using our iron flow battery technology, we have developed several products, each of which was designed to provide reliable, safe, long-duration energy storage. Our first energy storage product, the Energy Warehouse, was our ‘behind-the-meter’ solution (referring to solutions that are located on the customer’s premises, behind the service demarcation with the utility) that was used for initial testing and technology validation. Our product offering evolved to a larger scale energy storage product with the Energy Center, designed for either ‘behind-the-meter’ or ‘front-of-the-meter’ (referring to solutions that are located outside the customer’s premises, typically operated by the utility or by third-party providers who sell energy into the grid, often known as independent power producers) deployments specifically for utility and large commercial and industrial consumers, before the launch of our 10+ hour Energy Base product earlier this year. We also offer productized versions of our core technology components for integration into third-party systems.
Corporate Information
Our principal executive offices are located at 26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon 97070 and our telephone number is (855) 423-9920. Our investor relations website is located at https://investors.essinc.com/, our Company X account is located at https://x.com/ESS_info, and our corporate LinkedIn account is located at https://www.linkedin.com/company/energy-storage-systems/. The information on, or that can be accessed through, our website and the aforementioned X account and LinkedIn account is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus unless expressly noted. Further, our references to website URLs are intended to be inactive textual references only. We may use our investor relations website and the aforementioned X account and LinkedIn account to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website and the aforementioned X account and

LinkedIn account, in addition to following press releases, filings with the SEC and public conference calls and webcasts.
We will file or furnish periodic reports and amendments thereto, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (and amendments to those reports), proxy and information statements and other information filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC. The SEC maintains a website that contains reports, proxy and information statement, and other information regarding issuers that file electronically, which may be accessed through the SEC at http://www.sec.gov. Our reports, amendments thereto, proxy statements and other information are also made available, free of charge, on our investor relations website as soon as reasonably practicable after we electronically file or furnish such information with the SEC. All statements made in any of our securities filings, including all forward-looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.
The Securities That May Be Offered
We may offer or sell common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $300,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.
The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
Common Stock
We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.
Preferred Stock
Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.
Depositary Shares
We may offer depositary shares evidenced by depositary receipts, with each depositary share representing a fractional interest in a share of a particular series of preferred stock issued and deposited with a depositary to be designated by us. Each series of depositary shares or depositary receipts offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Debt Securities
We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may offer debt securities that are convertible into or exchangeable for shares of our common stock.
The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.
Warrants
We may offer warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.
Subscription Rights
We may offer subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.
Purchase Contracts
We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.
Units
We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS
An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the section of the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS
This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK
The description of our capital stock is incorporated by reference to Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may offer debt securities either separately or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized material provisions of the debt securities and select portions of the indenture below. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The summary is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. Supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC, as applicable. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. Unless the context requires otherwise, whenever we refer to an indenture, we also are referring to any supplemental indentures or forms of debt securities that specify the terms of a particular series of debt securities.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the terms of the debt securities, including, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities, which may be sold at a discount below their stated principal amount;
•any limit upon the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the right, if any, to defer payment of interest and the maximum length of any such deferral period;

•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which, and the terms and conditions upon which, we may redeem the debt securities;
•any obligation we have to repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be repurchased, in whole or in part, pursuant to such obligation;
•the provisions relating to conversion or exchange of any debt securities of the series into our common stock or other securities and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000, and any integral multiple thereof;
•the form of the debt securities and whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made and, if other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal or premium or interest, if any, on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of, or change in the covenants or Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•if there is more than one trustee or a different trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may offer debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading titled “—Global Debt Securities and Book-Entry System,” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities
You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System
Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue or series of debt securities.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may provide holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Conversion or Exchange Rights
For any series of debt securities that are convertible into or exchangeable for shares of our common stock, we will set forth in the applicable prospectus supplement the terms on which such series of debt securities may be convertible into or exchangeable for our common stock. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:
•we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default (as defined below), shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing (except an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization as described below), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture will provide that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading“—Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;

•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of, and establish the form and terms and conditions of debt securities of, any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of, or premium on, or change the fixed maturity of any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance
The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants
The indenture will provide that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading“—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.
We refer to this as covenant defeasance. The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;
•such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;
•no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and
•delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.
No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES
General
We may offer depositary shares representing a fractional interest in a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of the Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
•all outstanding depositary shares have been redeemed; or
•there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS
We may offer warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•whether the warrants are to be sold separately or with other securities as parts of units;
•whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•any applicable material U.S. federal income tax consequences;
•the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•the designation and terms of any equity securities purchasable upon exercise of the warrants;
•the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;
•if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;
•the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;
•any redemption or call provisions; and
•any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may offer subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:
•the price, if any, for the subscription rights;
•the exercise price payable for our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;
•the number of subscription rights to be issued to each stockholder;
•the number and terms of our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and
•if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.
The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section titled “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS
The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.
We may offer purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.
If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:
•the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);
•whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;
•any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;
•any provisions relating to any security provided for the purchase contracts;
•whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•whether the purchase contracts are to be prepaid or not;
•whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
•any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;
•whether the purchase contracts will be issued in fully registered or global form; and
•any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS
We may offer units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section titled “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell securities:
•through underwriters;
•through dealers;
•through agents;
•directly to purchasers; or
•through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.
We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•at a fixed price or prices that may be changed from time to time;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•on or through the facilities of the New York Stock Exchange or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
• to or through a market maker otherwise than on the New York Stock Exchange or such other securities exchanges or quotation trading services.
Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•the name of the agent or any underwriters;
•the public offering or purchase price;
•if applicable, the names of any selling securityholders;
•any discounts and commissions to be allowed or paid to the agent or underwriters;

•all other items constituting underwriting compensation;
•any discounts and commissions to be allowed or paid to dealers; and
•any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and
•if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.
The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.
Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of ESS Tech, Inc. as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 financial statements contains an explanatory paragraph that states that the Company’s recurring net losses from operations and negative cash flows from operating activities raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://investors.essinc.com/. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished rather than filed after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed):
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025 (the “Annual Report”);
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 15, 2025, August 14, 2025, and November 13, 2025, respectively;

•our Current Reports on Form 8-K filed with the SEC on February 14, 2025, March 28, 2025, March 31, 2025, May 28, 2025, June 4, 2025, July 11, 2025, August 7, 2025, August 18, 2025, August 29, 2025, October 14, 2025, October 14, 2025, and November 13, 2025;
•the description of our common stock contained in Exhibit 4.2 to the Annual Report, including any amendments or reports filed for the purpose of updating such description; and
•the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed with the SEC on October 8, 2021, including any amendment or report filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:
ESS Tech, Inc.
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
Attn: Investor Relations
(855) 423-9920

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated November 13, 2025
PROSPECTUS SUPPLEMENT
Up to $75,000,000
Common Stock
We have entered into a Sales Agreement, dated November 13, 2025, (the “Sales Agreement”), with Yorkville Securities, LLC (“Yorkville Securities”), BMO Capital Markets Corp. (“BMO”), Canaccord Genuity LLC (“Canaccord”), Needham & Company, LLC (“Needham”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”) (each of Yorkville Securities, BMO, Canaccord, Needham and Stifel individually an “Agent” and collectively, the “Agents”) relating to shares of our common stock, $0.0001 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock under this prospectus supplement having an aggregate gross sales price of up to $75,000,000 shares of the Company’s common stock, from time to time through or to the Agents, as sales agents or principals.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “GWH.” On November 12, 2025, the last quoted sale price for our common stock as reported on the NYSE was $4.40 per share.
Sales of shares of our common stock under this prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific number of shares of our common stock. The Agents have agreed to use their commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate equal to 3.0% of the gross proceeds of the sales price of common stock that they sell under the Sales Agreement. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds.” The proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.
In connection with the sale of our shares of common stock on our behalf, the Agents will each be deemed to be an “underwriter” within the meaning of the Securities Act, and their compensation as Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act. See the section titled “Plan of Distribution (Conflict of Interest)” beginning on page S-11 of this prospectus supplement.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our securities. Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Yorkville Securities
BMO Capital Markets	Canaccord Genuity	Needham & Company	Stifel
The date of this prospectus supplement is         , 2025.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Before you invest in our securities, you should read both this prospectus supplement and the accompanying prospectus together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Neither we nor any Agent has authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus supplement, the accompanying prospectus or in any related free writing prospectus. Neither we nor any Agent takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
S-i

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-3 of this prospectus supplement and the financial statements and related notes and the other information that we incorporated by reference herein, including our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference herein. Unless the context otherwise requires, all references in this prospectus supplement to “ESS,” “we,” “us,” “our,” the “Company” or similar words refer to ESS Tech, Inc.
Company Overview
ESS is a long-duration energy storage company specializing in iron flow battery technology. We design and produce long-duration batteries predominantly using earth-abundant materials that we believe can be cycled over 20,000 times without capacity fade based on lab-scale results. Because our batteries are designed to operate using an electrolyte of primarily salt, iron and water, they are environmentally sustainable and substantially recyclable or reusable.
Our long-duration iron flow batteries are the product of nearly 50 years of scientific advancement. Our founders began advancing this technology in 2011 and formed legacy ESS. Our team has significantly enhanced the technology, improved round-trip efficiency and developed an innovative solution to the hydroxide build-up problem that plagued previous researchers developing iron flow batteries. Our proprietary solution to eliminate the hydroxide formation is known as the Proton Pump, which works by utilizing hydrogen generated by side reactions on the negative electrode. The Proton Pump converts the hydrogen back into protons in the positive electrolyte. This process eliminates the hydroxide and stabilizes the electrolytes’ pH levels.
Our batteries provide flexibility to grid operators and energy assurance for commercial and industrial customers. Our technology addresses energy delivery, duration and cycle-life in a single battery platform that compares favorably to lithium-ion batteries, the most widely deployed alternative technology. Using our iron flow battery technology, we have developed several products, each of which was designed to provide reliable, safe, long-duration energy storage. Our first energy storage product, the Energy Warehouse, was our ‘behind-the-meter’ solution (referring to solutions that are located on the customer’s premises, behind the service demarcation with the utility) that was used for initial testing and technology validation. Our product offering evolved to a larger scale energy storage product with the Energy Center, designed for either ‘behind-the-meter’ or ‘front-of-the-meter’ (referring to solutions that are located outside the customer’s premises, typically operated by the utility or by third-party providers who sell energy into the grid, often known as independent power producers) deployments specifically for utility and large commercial and industrial consumers, before the launch of our 10+ hour Energy Base product earlier this year. We also offer productized versions of our core technology components for integration into third-party systems.
Corporate Information
Our principal executive offices are located at 26440 SW Parkway Ave., Bldg. 83, Wilsonville, Oregon 97070 and our telephone number is (855) 423-9920. Our website is https://essinc.com. We make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. These reports and other information are also available, free of charge, at www.sec.gov. Information contained on, or that can be accessed through, the websites referenced in this prospectus supplement are not a part of, and are not incorporated into, this prospectus supplement.

The Offering

Common stock offered by us:	Shares of our common stock having an aggregate gross sales price of up to $75,000,000.

Plan of Distribution:
“At the market offering” that may be made, from time to time, through or to Yorkville Securities, BMO, Canaccord, Needham, and Stifel, as sales agents or principals. See “Plan of Distribution (Conflict of Interest)” beginning on page S-11.

Use of Proceeds:
We intend to use the net proceeds from this offering, if any, in compliance with the terms of that certain Promissory Note, dated October 14, 2025, between us and YA II PN, LTD. (“YA II”), which is an affiliate of Yorkville Securities (the “Promissory Note”), which generally requires that proceeds first be used to satisfy any installment payments under the Promissory Note due within thirty days. After any such payments, 80% of the remaining proceeds from this offering be used to satisfy installment payments under the Promissory Note in direct order of maturity until the Promissory Note is repaid in full. In respect of the remaining 20% of proceeds that we may receive while the Promissory Note is outstanding, and all net proceeds we may receive following the repayment of the Promissory Note, we intend to use such net proceeds for working capital and general corporate purposes. See “Use of Proceeds” on page S-7.

Risk Factors:
This investment involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

NYSE Symbol:	GWH

Conflict of Interest:
Yorkville Securities will act as a sales agent in connection with the offering of the shares of Common Stock. Yorkville Securities is an affiliate of YA II, the holder of the Promissory Note. The Company intends to use a portion of any net proceeds from this offering to satisfy installment payments under the Promissory Note until the Promissory Note is repaid in full. Therefore, Yorkville Securities has a “conflict of interest” in this offering within the meaning of Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”), and this offering will be conducted in accordance with FINRA Rule 5121. Yorkville Securities may not make sales of shares of Common Stock in this offering to any of its discretionary accounts without the prior written approval of the account holder. FINRA Rule 5121 requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of this Prospectus Supplement and exercise the usual standards of due diligence with respect thereto. Canaccord has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. We have agreed to indemnify Canaccord for acting as a qualified independent underwriter against certain liabilities, including liabilities under the Securities Act and to contribute to payments that may be required to make for these liabilities. See “Plan of Distribution (Conflict of Interest)” on page S-11.

RISK FACTORS
Investing in our securities involves a high degree of risk and uncertainty. In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below before making an investment decision with respect to our common stock. We expect to update the risk factors described or incorporated by reference herein and in the accompanying prospectus from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated risk factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our common stock. If any of such risks and uncertainties actually occurs, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.
Risks Related to this Offering
Sales of substantial amounts of our common stock in the public markets, or the perception that such sales could occur, could cause the market price of our common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market could occur at any time, including as a result of the shares sold in this offering. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.
We maintain a shelf registration statement on Form S-3, of which this prospectus supplement forms a part, pursuant to which we may, from time to time, sell up to an aggregate of $300 million of our common stock, preferred stock, debt securities, depositary shares, warrants, subscription rights, purchase contracts, or units. We have also filed, and expect to file in the future, registration statements with the SEC to register the resale of shares of our common stock by certain stockholders who have rights, subject to certain conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. We have also filed, and expect to file in the future, registration statements with the SEC to register shares reserved for future issuance under our equity compensation plans. Registration of these shares under the Securities Act results in the shares becoming freely tradable in the public market, subject to the restrictions of Rule 144 in the case of our affiliates.
Any issuance of securities under the shelf registration statement may cause stockholders to experience significant dilution of their ownership interests and any sales of securities by us or our stockholders under the resale registration statements could have a material adverse effect on the market price for our common stock. For example, we sold an aggregate of 6,458,634 shares of common stock at a weighted average sales price of $3.87 per share under the standby equity purchase agreement (the “SEPA”) we entered into with YA II, and we issued an additional 157,768 shares of common stock as a commitment fee under the SEPA, each of which were dilutive to our shareholders. Sales of shares of our common stock pursuant to the exercise of registration rights may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. These sales also could cause the trading price of our common stock to fall and make it more difficult for you to sell shares of our common stock at a time and price that you deem appropriate.
We may issue additional shares of common stock or preferred stock. Any such issuances would dilute the interest of our stockholders and likely present other risks.
We may issue a substantial number of additional shares of common stock or preferred stock. The issuance of additional securities:
•may significantly dilute the equity interests of our investors;
•may subordinate the rights of our stockholders if preferred stock is issued with rights senior to those afforded our common stock;

•could cause a change in control if a substantial number of securities are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
•may adversely affect prevailing market prices for our common stock and/or warrants.
Raising additional capital may cause dilution to our stockholders, including purchasers of our common stock in this offering, restrict our operations or require us to relinquish substantial rights.
We expect to raise additional capital through the sale of equity or convertible debt securities. As a result of any such issuance, your ownership interest will be diluted, and the terms of these new securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Debt financing, if available, may involve fixed payment obligations or agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through partnerships, collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, products or future revenue streams, or grant licenses on terms that are not favorable to us. We cannot assure you that we will be able to obtain additional funding if and when necessary. If we are unable to obtain adequate financing on a timely basis, we could be required to delay or scale back our development or production efforts or grant rights to develop, produce and market our products that we would otherwise prefer to develop, produce and market ourselves. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.
We have discretion in the use of our cash and cash equivalents, including certain net proceeds from this offering.
We intend to use the net proceeds from this offering in compliance with the terms of the Promissory Note, which generally requires that 80% of the proceeds from this offering be used to satisfy installment payments under the Promissory Note until the promissory note is repaid in full. In respect of the remaining 20% of proceeds that we may receive while the Promissory Note is outstanding, and all net proceeds we may receive following the repayment of the Promissory Note, we intend to use such net proceeds for working capital and general corporate purposes. We have discretion in the use of our cash and cash equivalents, including the portion of any net proceeds from this offering that are not used to repay the Promissory Note. Our management may not use cash and cash equivalents in ways that ultimately increase the value of your investment. Our failure to use our cash and cash equivalents effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the commercialization of our products. Pending their use, we may invest our cash and cash equivalents in short-term or long-term, investment-grade, interest-bearing securities. These investments may not yield favorable returns. If we do not invest or apply our cash and cash equivalents in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause the price of our common stock to decline.
You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.
Because the prices per share at which shares of our common stock are sold in this offering may be substantially higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect (i) to the issuance and sale of 4,213,694 shares of common stock for aggregate gross proceeds of approximately $21.4 million under the SEPA since October 1, 2025, and (ii) to the sale of our common stock in the maximum aggregate offering amount of $75,000,000 at an assumed offering price of $4.13 per share, the last reported sale price of our common stock on the NYSE on October 31, 2025 and after deducting estimated offering commissions and expenses payable by us, the as-adjusted net tangible book value of our common stock as of September 30, 2025 would have been approximately $87.2 million, or $2.31 per share of common stock. This represents an immediate increase in the pro forma net tangible book value after giving effect to such SEPA sales of $1.94 per share to our existing stockholders and an immediate and substantial dilution in as-adjusted net tangible book value of approximately $1.82 per share to new investors who purchase our common stock in the offering. See “Dilution” beginning on page S-9 of this prospectus supplement for a more detailed discussion of the dilution you may incur in connection with this offering.
We do not expect to declare any dividends in the foreseeable future.
We do not anticipate declaring any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment.
It is not possible to predict the actual number of shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the Agents in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
The report of our independent registered public accounting firm includes a “going concern” explanatory paragraph.
We will require substantial additional funds to continue our operations. Our cash and cash equivalents and short-term investments were $3.5 million at September 30, 2025. Given our recurring history of losses and an insufficient amount of cash available to fund our ongoing operations for the next year, we have concluded that there is a substantial doubt regarding our ability to continue as a going concern for a period of at least 12 months beyond the filing of our Quarterly Report on Form 10-Q for the period ended September 30, 2025. Any such inability to continue as a going concern may result in our stockholders losing their entire investment. There is no guarantee that we will become profitable or secure additional financing on acceptable terms or at all, and we may not be able to raise additional capital either in this offering or otherwise. Further, the inclusion of disclosures expressing substantial doubt about our ability to continue as a going concern could materially adversely affect our stock price and our ability to raise new capital or enter into partnerships or other agreements.
We have prepared our condensed financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our condensed financial statements included in our Quarterly Report on Form 10-Q for the period ended September 30, 2025 do not include any adjustments to reflect the possible inability to continue as a going concern within at least 12 months after the issuance of such financial statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable as of the date of this prospectus supplement, actual results may differ from the projections.

USE OF PROCEEDS
The amount of proceeds from this offering, if any, will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Agents.
We intend to use the net proceeds from this offering in compliance with the terms of the Promissory Note, which generally requires that proceeds first be used to satisfy any installment payments under the Promissory Note due within thirty days. After any such payments, 80% of the remaining proceeds from this offering will be used to satisfy installment payments under the Promissory Note in direct order of maturity until the promissory note is repaid in full. In respect of the remaining 20% of proceeds that we may receive while the Promissory Note is outstanding, and all net proceeds we may receive following the repayment of the Promissory Note, we intend to use such net proceeds for working capital and general corporate purposes.

DESCRIPTION OF CAPITAL STOCK
The description of our capital stock is incorporated by reference to Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.

DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.
The net tangible book value of our common stock as of September 30, 2025 was approximately $(6.2) million, or approximately $(0.40) per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our common stock outstanding. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.
After giving effect to the issuance and sale of 4,213,694 shares of common stock under the SEPA in the period following September 30, 2025 for aggregate gross proceeds of approximately $21.4 million, and after deducting the related fees and estimated offering expenses payable by us, the pro forma net tangible book value of our common stock as of September 30, 2025 would have been approximately $15.2 million, or approximately $0.77 per share.
After giving further effect to the sale of shares of our common stock pursuant to the Sales Agreement in the aggregate amount of $75 million at an assumed offering price of $4.13 per share, which was the last reported sale price of our common stock on October 31, 2025 on the NYSE, and after deducting estimated commissions and estimated offering expenses, our as-adjusted net tangible book value as of September 30, 2025 would have been approximately $87.2 million, or approximately $2.31 per share. This represents an immediate increase in pro forma net tangible book value after giving effect to such SEPA sales of approximately $1.94 per share to our existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $1.82 per share to purchasers of our common stock in this offering, as illustrated by the following table:

Assumed offering price per share		$4.13
Net tangible book value per share as of September 30, 2025	$(0.40)
Pro forma net tangible book value per share as of September 30, 2025 after giving effect to sales under the SEPA	$0.77
Increase per share attributable to this offering	$1.94
As-adjusted net tangible book value per share as of September 30, 2025, after giving effect to this offering		$2.31
Dilution per share to new investors participating in this offering		$1.82
Unless otherwise noted in the table above, such information is based on 15,390,884 shares of our common stock outstanding as of September 30, 2025 and excludes:
•93,952 shares of our common stock issuable upon the exercise of outstanding options granted under the ESS Tech, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), with a weighted average exercise price of $13.23 per share;
•1,216,387 shares of our common stock issuable upon the vesting of outstanding restricted stock units granted under the 2021 Plan;
•37,372 shares of our common stock reserved for future issuance under the ESS Tech, Inc. 2021 Employee Stock Purchase Plan;
•33,333 shares of our common stock issuable upon the exercise of a warrant issued to Sacramento Municipal Utility District, with an exercise price of $64.44 per share;
•708,775 shares of our common stock issuable upon the exercise of a warrant held by Honeywell ACS Ventures LLC (“Honeywell Ventures”), with an exercise price of $43.50 per share;

•417,997 shares of our common stock issuable upon the exercise of a warrant held by Honeywell Ventures, with an exercise price of $28.35 per share;
•51,717 shares of our common stock issuable upon the exercise of a warrant held by UOP LLC, with an exercise price of $21.75 per share;
•764,081 shares of our common stock issuable upon the exercise of our public warrants, with an exercise price of $172.50 per share;
•129,312 shares of our common stock issuable upon the exercise of warrants held by YA II and certain of our directors and members of our management that were issued in connection with the bridge loan, with an exercise price of $3.48 per share; and
•4,213,694 shares of common stock issued pursuant to the SEPA.
To the extent that any outstanding options or warrants are exercised, outstanding restricted stock units vest, new equity awards are issued under our equity incentive plan, or we otherwise issue additional shares of common stock in the future at prices per share below the price per share for any shares sold in this offering, there will be further dilution to new investors.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)
We have entered into the Sales Agreement with Yorkville Securities, BMO, Canaccord, Needham and Stifel, under which we may issue and sell our common stock from time to time through or to the Sales Agents acting as sales agent or principal. Sales of shares of our common stock, if any, under this prospectus supplement may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Sales Agents not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agents may suspend the offering of common stock upon notice and subject to other conditions.
The Sales Agents will offer our common stock, if any, subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Sales Agents. Each time we wish to issue and sell common stock under the Sales Agreement, we will notify a Sales Agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed such Sales Agent, unless such Sales Agent declines to accept the terms of the notice, such Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agents under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.
We will pay the Sales Agents commissions for their services in acting as sales agents in the sale of common stock at a commission rate equal to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.  We have also agreed to reimburse the Sales Agents for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed (i) $75,000 in connection with the execution of the Sales Agreement, (ii) $10,000 per calendar in connection with ongoing diligence arising from the transactions contemplated by the Sales Agreement and (iii) $40,000 in connection with the filing of a new registration statement, prospectus or prospectus supplement relating to the common stock sold under the Sales Agreement and/or an amendment of the Sales Agreement. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $475,000.
Settlement for sales of our common stock will occur on the first trading day following the date on which any sales were made in return for payment of the net proceeds to us unless we agree otherwise with the Sales Agents in connection with a particular transaction. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The Agents will use their commercially reasonable efforts, consistent with their normal trading and sales practices, to solicit offers to purchase shares of our common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain civil liabilities, including liabilities under the Securities Act.
This offering of our common stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of our common stock subject to this prospectus supplement, or (ii) termination of the Sales Agreement as provided therein.
Other Relationships
The Sales Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Sales Agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In July 2025, the Company issued, among others, an unsecured promissory note to YA II (the “July Promissory Note”) in the aggregate principal amount of $585,000. The July Promissory Note was repaid in full on or before the maturity date of July 24, 2025, including the payment of an exit fee of 15%. In connection with the July Promissory Notes, the Company issued to YA II warrants exercisable for an aggregate number of up to 84,052 shares of common stock (the “Bridge Financing Warrant”) at an exercise price of $3.48per share, payable in cash or, under certain circumstances, pursuant to net exercise.
Also in July 2025, YA II and the Company entered into the SEPA, pursuant to which and subject to the satisfaction of certain conditions, YA II committed to purchase shares of our common stock in increments up to an aggregate gross sales price of up to $25 million during the 36 months following the date of the SEPA. In connection with the execution of the SEPA, the Company issued 157,768 shares of our common stock as a 1.00% commitment fee on the $25 million commitment amount, in accordance with the terms of the SEPA, and reimbursed YA II’s expenses in an amount of $85,000. All $25 million of commitments under the SEPA were satisfied on October 21, 2025 and the SEPA terminated in accordance with its terms.
In connection with that the entrance into the SEPA, we also granted Yorkville Securities certain rights of first refusal to serve as our placement agent or underwriter in connection with certain financing transactions that we may conduct through July 10, 2026, including serving as a Sales Agent under the Sales Agreement.
On October 14, 2025, the Company entered into the Promissory Note with YA II in the aggregate principal amount of up to $40 million, in two tranches consisting of a first tranche of $30 million and a second tranche of $10 million, in each case less an original issue discount of 8% and certain fees and expenses to be paid to YA II.
In connection with the Promissory Note, the Company issued to YA II a warrant exercisable for an aggregate number of up to 1,052,104 shares of the Company’s common stock (the “Promissory Note Warrant”). The Promissory Note Warrant has an exercise price of $9.98 per share, payable in cash or, under certain circumstances, pursuant to net exercise. The Promissory Note Warrant is exercisable for five years from the date of issuance.
In addition, in the ordinary course of their various business activities, the Sales Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve our securities and instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Sales Agents and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Conflict of Interest
Yorkville Securities will act as a sales agent in connection with the offering of the shares of Common Stock. Yorkville Securities is an affiliate of YA II, the holder of the Promissory Note. The Company intends to use a portion of any net proceeds from this offering to satisfy installment payments under the Promissory Note until the Promissory Note is repaid in full. Therefore, Yorkville Securities has a “conflict of interest” in this offering within the meaning of Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”), and this offering will be conducted in accordance with FINRA Rule 5121. Yorkville Securities may not make sales of shares of Common Stock in this offering to any of its discretionary accounts without the prior written approval of the account holder. FINRA Rule 5121 requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of this Prospectus Supplement and exercise the usual standards of due diligence with respect thereto. Canaccord has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. We have agreed to indemnify Canaccord for acting as a qualified independent underwriter against certain liabilities, including liabilities under the Securities Act and to contribute to payments that may be required to make for these liabilities.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. The Agents are being represented in connection with this offering by Duane Morris LLP, New York, New York.
EXPERTS
The financial statements of ESS Tech, Inc. as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 financial statements contains an explanatory paragraph that states that the Company’s recurring net losses from operations and negative cash flows from operating activities raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://essinc.com. Information accessible on or through our website is not a part of this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and the securities that we are offering. The Sales Agreement and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus supplement forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus supplement by reference. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished rather than filed), from and after the date on which the registration statement of which this prospectus supplement and the accompanying prospectus forms a part was initially filed with the SEC and prior to the effectiveness of such registration statement, until the offering of the securities under the registration statement of which this prospectus supplement and the accompanying prospectus forms a part is terminated or completed:
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025 (the “Annual Report”);
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 15, 2025, August 14, 2025, and November 13, 2025, respectively;
•our Current Reports on Form 8-K filed with the SEC on February 14, 2025, March 28, 2025, March 31, 2025, May 28, 2025, June 4, 2025, July 11, 2025, August 7, 2025, August 18, 2025, August 29, 2025, October 14, 2025, October 14, 2025 and November 13, 2025; and
•the description of our common stock contained in Exhibit 4.2 to the Annual Report, including any amendments or reports filed for the purpose of updating such description.
Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of our common stock to which this prospectus supplement relates will automatically be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:
ESS Tech, Inc.
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
Attn: Investor Relations
(855) 423-9920

Up to $75,000,000
Common Stock
PROSPECTUS SUPPLEMENT

Yorkville Securities
BMO Capital Markets	Canaccord Genuity	Needham & Company	Stifel

            , 2025

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated November 13, 2025
PROSPECTUS
Up to 1,181,416 Shares of Common Stock
This prospectus relates to the resale, from time to time of up to (i) 129,312 shares (the “Bridge Financing Warrant Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of ESS Tech, Inc., a Delaware corporation (the “Company”), which are issuable upon the exercise of warrants to purchase Common Stock (the “Bridge Financing Warrants”) issued by the Company to YA II PN, Ltd. (“Yorkville”) and current and former directors, officers and other employees of the Company (collectively, the “Selling Stockholders”) on July 10, 2025 in connection with the issuance of unsecured promissory notes to the Selling Stockholders at an exercise price of $3.48, and (ii) 1,052,104 shares (the “Promissory Note Warrant Shares” and together with the Bridge Financing Warrant Shares, the “Warrant Shares”) of Common Stock, which are issuable upon the exercise of a warrant to purchase Common Stock (the “Promissory Note Warrant” and together with the Bridge Financing Warrants, the “Warrants”) in connection with the issuance of an unsecured promissory note to Yorkville on October 14, 2025 at an exercise price of $9.98 per share. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. However, we may receive up to approximately $11.0 million upon the exercise of the Warrants if the Warrants are exercised for cash. The Selling Stockholders may sell or otherwise dispose of the Common Stock being offered by the Selling Stockholders pursuant to this prospectus in different ways and at varying prices. The resale of the shares of our Common Stock, or the perception that these sales could occur, could result in a decline in the public trading price of our Common Stock. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the shares of our Common Stock in the section entitled “Plan of Distribution.” We will bear all costs, expenses, and fees in connection with the registration of the shares of Common Stock offered hereby. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock offered hereby. See the section of this prospectus entitled “Selling Stockholders” for additional information regarding the Selling Stockholders and the Warrants.
Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “GWH”. On November 12, 2025, the closing price as reported on the NYSE was $4.40 per share.
We are an “emerging growth company” and “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements.
Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus before making a decision to purchase our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is             , 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). The Selling Stockholders named in this prospectus may from time to time sell the securities described in this prospectus. We may provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus or incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus, including any documents incorporated by reference, and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor the Selling Stockholders have authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein or therein or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
The Selling Stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. For investors outside the United States: Neither we, nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.
The ESS design logo and the ESS mark appearing in this prospectus are the property of the Company. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and TM designations, as applicable, for the trademarks used in this prospectus.
Throughout this prospectus, the terms “ESS,” “we,” “us,” “our” and the “Company” refer to ESS Tech, Inc., a Delaware corporation.
1

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference herein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Those statements appear in this prospectus and the information incorporated by reference herein, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
This prospectus and the information incorporated by reference herein may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable as of the date of this prospectus, actual results may differ from the projections.
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PROSPECTUS SUMMARY
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our Common Stock pursuant to this prospectus. Before making an investment decision, you should carefully read this entire prospectus, including “Risk Factors” beginning on page 7 of this prospectus and the financial statements and related notes and the other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference herein.
Company Overview
ESS is a long-duration energy storage company specializing in iron flow battery technology. We design and produce long-duration batteries predominantly using earth-abundant materials that we believe can be cycled over 20,000 times without capacity fade based on lab-scale results. Because our batteries are designed to operate using an electrolyte of primarily salt, iron and water, they are environmentally sustainable and substantially recyclable or reusable.
Our long-duration iron flow batteries are the product of nearly 50 years of scientific advancement. Our founders began advancing this technology in 2011 and formed legacy ESS. Our team has significantly enhanced the technology, improved round-trip efficiency and developed an innovative solution to the hydroxide build-up problem that plagued previous researchers developing iron flow batteries. Our proprietary solution to eliminate the hydroxide formation is known as the Proton Pump, which works by utilizing hydrogen generated by side reactions on the negative electrode. The Proton Pump converts the hydrogen back into protons in the positive electrolyte. This process eliminates the hydroxide and stabilizes the electrolytes’ pH levels.
Our batteries provide flexibility to grid operators and energy assurance for commercial and industrial customers. Our technology addresses energy delivery, duration and cycle-life in a single battery platform that compares favorably to lithium-ion batteries, the most widely deployed alternative technology. Using our iron flow battery technology, we have developed several products, each of which was designed to provide reliable, safe, long-duration energy storage. Our first energy storage product, the Energy Warehouse, was our ‘behind-the-meter’ solution (referring to solutions that are located on the customer’s premises, behind the service demarcation with the utility) that was used for initial testing and technology validation. Our product offering evolved to a larger scale energy storage product with the Energy Center, designed for either ‘behind-the-meter’ or ‘front-of-the-meter’ (referring to solutions that are located outside the customer’s premises, typically operated by the utility or by third-party providers who sell energy into the grid, often known as independent power producers) deployments specifically for utility and large commercial and industrial consumers, before the launch of our 10+ hour Energy Base product earlier this year. We also offer productized versions of our core technology components for integration into third-party systems.
Corporate Information
Our principal executive offices are located at 26440 SW Parkway Ave., Bldg. 83, Wilsonville, Oregon 97070 and our telephone number is (855) 423-9920. Our investor relations website is located at https://investors.essinc.com/, our Company X account is located at https://x.com/ESS_info, and our corporate LinkedIn account is located at https://www.linkedin.com/company/energy-storage-systems/. The information on, or that can be accessed through, our website and the aforementioned X account and LinkedIn account is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus unless expressly noted. Further, our references to website URLs are intended to be inactive textual references only. We may use our investor relations website and the aforementioned X account and LinkedIn account to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website and the aforementioned X account and LinkedIn account, in addition to following press releases, filings with the SEC and public conference calls and webcasts.
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We will file or furnish periodic reports and amendments thereto, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (and amendments to those reports), proxy and information statements and other information filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act with the SEC. The SEC maintains a website that contains reports, proxy and information statement, and other information regarding issuers that file electronically, which may be accessed through the SEC at http://www.sec.gov. Our reports, amendments thereto, proxy statements and other information are also made available, free of charge, on our investor relations website as soon as reasonably practicable after we electronically file or furnish such information with the SEC. All statements made in any of our securities filings, including all forward-looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by law.
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THE OFFERING

Common Stock to be offered by the Selling Stockholders	Up to 1,181,416 Warrant Shares, consisting of (i) 129,312 Bridge Financing Warrant Shares and (ii) 1,052,104 Promissory Note Warrant Shares. .

Terms of the offering	Each Selling Stockholder will determine if, when and how it will dispose of any shares of Common Stock registered under this prospectus for resale.

Common Stock outstanding prior to this offering	19,617,070 shares of Common Stock.

Common Stock to be outstanding after this offering	20,927,798 shares of Common Stock, assuming the full exercise of the Warrants. The actual number of shares will vary depending upon whether holders of the Warrants elect to exercise such Warrants.

Use of proceeds
We will not receive any proceeds from the resale of shares of our Common Stock offered by this prospectus by the Selling Stockholders. However, we may receive up to approximately $11.0 million from the exercise of the Warrants if the Warrants are exercised for cash.
We expect to use the net proceeds that we receive from the exercise of the Warrants, if any, for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors
See “Risk Factors” beginning on page 7 of this prospectus, as well as other information included and incorporated by reference in this prospectus, for a discussion of factors you should read and consider carefully before investing in our Common Stock.

NYSE Symbol	GWH
Unless otherwise stated in this prospectus, the number of shares of our Common Stock to be outstanding as of the date of this prospectus and after this offering is based on 19,617,070 shares outstanding as of October 31, 2025, assumes the Warrants have been exercised in full, and excludes:
•131,640 shares of our Common Stock issuable upon the exercise of outstanding options granted under the ESS Tech, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), with a weighted average exercise price of $12.77 per share;
•291,907 shares of our Common Stock issuable upon the vesting of outstanding restricted stock units granted under the 2021 Plan;
•440,506 shares of our Common Stock reserved for future issuance under the 2021 Plan;
•37,211 shares of our Common Stock reserved for future issuance under the ESS Tech, Inc. 2021 Employee Stock Purchase Plan;
•833 shares of our Common Stock issuable upon the exercise of a warrant issued to Sacramento Municipal Utility District, with an exercise price of $64.44 per share;
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•708,775 shares of our Common Stock issuable upon the exercise of a warrant held by Honeywell ACS Ventures LLC (“Honeywell Ventures”), with an exercise price of $43.50 per share;
•417,997 shares of our Common Stock issuable upon the exercise of a warrant held by Honeywell Ventures, with an exercise price of $28.35 per share;
•51,717 shares of our Common Stock issuable upon the exercise of a warrant held by UOP LLC, with an exercise price of $21.75 per share; and
•764,081 shares of our Common Stock issuable upon the exercise of our public warrants, with an exercise price of $172.50 per share.
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RISK FACTORS
Investing in our securities involves a high degree of risk. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. If any of these risks occur, the value of the securities being offered in this prospectus may decline and you may lose all or part of your investment. Before investing in our securities, you should consider carefully the risk factors set forth in this prospectus, along with the risk factors described in “Part I. Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 filed with the SEC on November 13, 2025 (the “Form 10-Q”) and other filings subsequently made by us with the SEC that are incorporated by reference into this prospectus.
Risks Related to this Offering
Investors who buy shares at different times will likely pay different prices.
The Selling Stockholders may resell all or a portion of their shares at any time or from time to time in their discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholders at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results.
Our management will have broad discretion as to the use of the proceeds from the exercise of the Warrants and may not use the proceeds effectively.
Our management will have broad discretion as to the application of the net proceeds from the exercise of the Warrants if the Warrants are exercised for cash. Currently, we intend to use the net proceeds from the exercise of the Warrants for working capital and other general corporate purposes. See “Use of Proceeds.” Purchasers will not have the opportunity, as part of their investment decision, to assess whether these proceeds are being used appropriately. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value, which could cause the price of our securities to decline.
Other Risks
We do not expect to declare any dividends in the foreseeable future.
We do not anticipate declaring any cash dividends to holders of our Common Stock in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may not occur for some time or not at all, as the only way to realize any future gains on their investment.
There is substantial doubt about our ability to continue as a “going concern”.
We will require substantial additional funds to continue our operations. Our cash and cash equivalents were $3.5 million at September 30, 2025. Given our recurring history of losses and an insufficient amount of cash available to fund our ongoing operations for the next year, we have concluded that there is a substantial doubt regarding our ability to continue as a going concern for a period of at least 12 months beyond the filing of the Form 10-Q. Any such inability to continue as a going concern may result in our stockholders losing their entire investment. There is no guarantee that we will become profitable or secure additional financing on acceptable terms. Further, the inclusion of disclosures expressing substantial doubt about our ability to continue as a going concern could materially adversely affect our stock price and our ability to raise new capital or enter into partnerships or other agreements.
We have prepared our condensed financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our condensed financial statements included in the Form 10-Q do not include any adjustments to reflect the possible inability to continue as a going concern within at least 12 months after the issuance of such financial statements.
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There can be no assurance that we will be able to continue to satisfy the continued listing standards of the NYSE.
On March 24, 2025, we received a written notice from the NYSE (the “Notice”) indicating that we did not satisfy the continued listing standard set forth in Section 802.01B of the NYSE’s Listed Company Manual, as our average global market capitalization over a consecutive 30 trading-day period was less than $50 million (the “Minimum Market Capitalization Standard”) and, at the same time, our stockholders’ equity was less than $50 million. As described in the Notice, as of March 21, 2025, our 30 trading-day average global market capitalization was approximately $47.8 million and our last reported stockholders’ equity as of September 30, 2024, was approximately $49.2 million.
In accordance with applicable NYSE procedures, we timely submitted a plan to the NYSE on May 7, 2025 advising it of the definitive actions we have taken, are taking, or plan to take that we anticipate will bring us into conformity with the NYSE’s Minimum Market Capitalization Standard within 18 months of receipt of the Notice (the “Cure Period”).
If either (1) we fail to comply with the plan or do not meet the NYSE’s Minimum Market Capitalization Standard at the end of the Cure Period, or (2) we are determined to have an average global market capitalization over a consecutive 30 trading-day period of less than $15 million, we will be subject to NYSE’s prompt initiation of suspension and delisting procedures.
If the NYSE delists our securities from trading on its exchange and we are not able to list such securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we and our stockholders could face significant material adverse consequences including:
•a limited availability of market quotations for our securities;
•reduced liquidity for our securities;
•a determination that our Common Stock is a “penny stock” which would require brokers trading in the Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of Common Stock;
•a limited amount of news and analyst coverage;
•a decreased ability or even an inability to issue additional securities or obtain additional financing in the future; and
•an impairment of our ability to provide equity incentives to our employees.
In the event of a delisting, we can provide no assurance that any action taken by us to restore or otherwise meet compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, or prevent future non-compliance with the NYSE’s or another exchange’s listing requirements.
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DESCRIPTION OF COMMON STOCK
The description of our Common Stock is incorporated by reference to Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025.
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DIVIDEND POLICY
We have never declared or paid any cash dividends on our shares of Common Stock and do not anticipate paying any cash dividends on our shares of Common Stock in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on applicable law and then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.
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SELLING STOCKHOLDERS
This prospectus relates to the offer and sale by the Selling Stockholders of up to 1,181,416 Warrant Shares that may be issued by us to the Selling Stockholders upon exercise of the Warrants.
On July 10, 2025, we issued unsecured promissory notes to the Selling Stockholders in the aggregate principal amount of $0.9 million (the “Promissory Notes”). Each Promissory Note was repaid in full with an exit fee of 15% on or before the maturity date of July 24, 2025. In connection with the Promissory Notes, we issued to the noteholders the Bridge Financing Warrants exercisable for an aggregate of up to 129,312 shares of Common Stock at an exercise price of $3.48 per share, payable in cash or, under certain circumstances, pursuant to net exercise. The exercise period commenced on October 13, 2025, the date on which our stockholders approved the issuance of the shares issuable upon exercise of the Bridge Financing Warrants, and the Bridge Financing Warrants will be exercisable until October 6, 2028.
On October 14, 2025, we issued an unsecured promissory note to Yorkville in the aggregate principal amount of up to $40 million (the “Yorkville Promissory Note”). The Yorkville Promissory Note accrues interest at a rate of 3% per annum, amortizes through maturity and matures on October 14, 2026. As of September 30, 2025, the Company had repaid $15.0 million of the principal amount of the Yorkville Promissory Note. In connection with the Yorkville Promissory Note, the Company issued to Yorkville the Promissory Note Warrant exercisable for an aggregate of up to 1,052,104 shares of Common Stock at an exercise price of $9.98 per share, payable in cash, or under certain circumstances, pursuant to net exercise. The Promissory Note Warrant is exercisable through October 14, 2030.
As used in this prospectus, the term “Selling Stockholder” includes the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of a Selling Stockholder’s interest in the Common Stock other than through a public sale. Each of the Selling Stockholders other than Yorkville at the time he or she acquired the Bridge Financing Warrants was a director, officers or employee of the Company. For a discussion of the transactions between us and such persons, see the section entitled “Related Person Transactions” in our Proxy Statement filed on September 22, 2025, which is incorporated by reference herein.
The table below presents information regarding the Selling Stockholders and the shares of Common Stock that may be resold by the Selling Stockholders from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholders, and reflects holdings as of October 31, 2025. The number of shares in the column entitled “Maximum Number of Shares of Common Stock to be Offered” in the table below represents all of the shares of Common Stock being offered for resale by the Selling Stockholders under this prospectus. The Selling Stockholders may sell some, all, or none of the shares being offered for resale in this offering. We do not know how long the Selling Stockholders will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes shares of Common Stock with respect to which the Selling Stockholders have sole or shared voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholders prior to the offering shown in the table below is based on an aggregate of 20,927,798 shares of our Common Stock outstanding on October 31, 2025, which assumes full exercise of the Warrants. The column entitled “Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock Are Sold” in the table below assumes the resale by the Selling Stockholders of all of the shares of Common Stock being offered for resale pursuant to this prospectus.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each Selling Stockholder has sole voting and investment power with respect to all shares of Common Stock that it beneficially owns, subject to applicable
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community property laws. Except as otherwise described below, based on the information provided to us by the Selling Stockholders, none of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer.

	Number of Shares of Common Stock Beneficially Owned		Maximum Number of Shares of Common Stock Being	Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock Are Sold
Name of Selling Securityholder	Number	Percent	Offered	Number	Percent
YA II PN, Ltd.	1,136,156(1)	5.5	1,136,156	—	—
Harry Quarls	62,453(2)	*	28,736	33,717	*
Raffi Garabedian	34,886(3)	*	10,776	24,110	*
Kyle Teamey	13,151(4)	*	1,437	11,714	*
Kelly Goodman	35,436(5)	*	1,437	33,999	*
Anthony Rabb	1,437(6)	*	1,437	—	—
Sloane Klonsky	12,332(7)	*	1,437(4)	10,895	*
__________________
*Less than one percent.
(1)Represents (i) 84,052 Bridge Financing Warrant Shares and (ii) 1,052,104 Promissory Note Warrant Shares. YA II PN, Ltd. is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA II PN, Ltd. are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo.
(2)Represents (i) 25,487 shares, (ii) options to purchase 8,230 shares exercisable within 60 days of October 31, 2025, and (iii) 28,736 Bridge Financing Warrant Shares. Mr. Quarls is Chairman of our Board of Directors.
(3)Represents (i) 14,303 shares, (ii) options to purchase 9,807 shares exercisable within 60 days of October 31, 2025, and (iii) 10,776 Bridge Financing Warrant Shares. Mr. Garabedian is a member of our Board of Directors.
(4)Represents (i) 11,714 shares and (ii) 10,776 Bridge Financing Warrant Shares. Mr. Teamey is a member of our Board of Directors.
(5)Represents (i) 21,627 shares and (ii) 1,437 Bridge Financing Warrant Shares. Ms. Goodman is our Interim Chief Executive Officer.
(6)Represents 1,437 Bridge Financing Warrant Shares. Mr. Rabb is our former Chief Financial Officer.
(7)Represents (i) 6,337 shares and (ii) 1,437 Bridge Financing Warrant Shares. Ms. Klonsky is one of our employees.
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USE OF PROCEEDS
This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Stockholders. All of the Common Stock offered by any Selling Stockholders pursuant to this prospectus will be sold by such Selling Stockholder for its own account. We will not receive any of the proceeds from these sales. However, we may receive up to approximately $11.0 million from the exercise of the Warrants if the Warrants are exercised for cash. There can be no assurance that the Warrants will be exercised in full for cash.
We intend to use net proceeds from the exercise of the Warrants for working capital and other general corporate purposes. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of such proceeds. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations, the amount of competition and other operational factors. We may find it necessary or advisable to use portions of the proceeds for other purposes.
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PLAN OF DISTRIBUTION
The shares of Common Stock offered by this prospectus are being offered by the Selling Stockholders. The shares may be sold or distributed from time to time by the Selling Stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders. However, we may receive up to approximately $11.0 million from the exercise of the Warrants if the Warrants are exercised in full for cash.
The sale of the shares of our Common Stock offered by this prospectus could be effected in one or more of the following methods:
•ordinary brokers’ transactions;
•transactions involving cross or block trades;
•through brokers, dealers, or underwriters who may act solely as agents;
•“at the market” into an existing market for our Common Stock;
•in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•in privately negotiated transactions; or
•any combination of the foregoing.
In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.
Brokers, dealers, underwriters, or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholders through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholders may be less than or in excess of customary commissions. Neither we nor the Selling Stockholders can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholders.
We know of no existing arrangements between the Selling Stockholders or any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.
We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement, or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholders, including with respect to any compensation paid or payable by the Selling Stockholders to any brokers, dealers, underwriters, or agents that participate in the distribution of such shares by the Selling Stockholders, and any other related information required to be disclosed under the Securities Act.
We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Stockholders.
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This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholders.
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LEGAL MATTERS
The validity of the shares of Common Stock being offered by this prospectus and other legal matters concerning this offering and the validity of the securities offered by this prospectus, will be passed upon for us by Wilson Sonsini Goodrich & Rosati, P.C., Palo Alto, California.
EXPERTS
The financial statements of ESS Tech, Inc. as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 financial statements contains an explanatory paragraph that states that the Company’s recurring net losses from operations and negative cash flows from operating activities raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://investors.essinc.com/. Information accessible on or through our website is not a part of this prospectus.
This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. The form of Bridge Financing Warrant and the Promissory Note Warrant are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished rather than filed after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed):
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025 (the “Annual Report”);
•our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 15, 2025, August 14, 2025, and November 13, 2025, respectively;
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•our Current Reports on Form 8-K filed with the SEC on February 14, 2025, March 28, 2025, March 31, 2025, May 28, 2025, June 4, 2025, July 11, 2025, August 7, 2025, August 18, 2025, August 29, 2025, October 14, 2025, October 14, 2025, and November 13, 2025;
•the disclosure under the section titled “Related Person Transactions” in our Definitive Proxy Statement on Schedule 14A filed on September 22, 2025;
•the description of our Common Stock contained in Exhibit 4.2 to the Annual Report, including any amendments or reports filed for the purpose of updating such description; and
•the description of our Common Stock contained in the Registration Statement on Form 8-A relating thereto, filed with the SEC on October 8, 2021, including any amendment or report filed for the purpose of updating such description.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:
ESS Tech, Inc.
26440 SW Parkway Ave., Bldg. 83
Wilsonville, Oregon 97070
Attn: Investor Relations
(855) 423-9920
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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth fees and expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than discounts and commissions to be paid to agents or underwriters. All amounts shown are estimates except for the Securities and Exchange Commission, or the SEC, registration fee and the Financial Industry Regulatory Authority, or FINRA, filing fee.

Amount to be Paid
SEC registration fee	$42,109
FINRA filing fee	45,500
Stock exchange listing fee		*
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees and expenses		*
Trustee’s fees and expenses		*
Miscellaneous expenses		*
Total	$	*
__________________
*These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers
Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except where the director or officer breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit or, with respect to an officer, in any action by or in the right of the corporation. Our certificate of incorporation, as amended, provides for this limitation of liability.
Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.
We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our certificate of incorporation, amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the board of directors pursuant to the applicable procedure outlined in our amended and restated bylaws.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
We currently maintain and expect to continue to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Item 16.    Exhibits

Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement
1.2#	Sales Agreement dated November 13, 2025 by and among ESS Tech, Inc., Yorkville Securities, LLC, BMO Capital Markets Corp., Canaccord Genuity LLC, Needham & Company, LLC and Stifel, Nicolaus & Company, Incorporated	8-K	001-39525	1.1	November 13, 2025
3.1	Certificate of Incorporation	8-K	001-39525	3.1	October 15, 2021
3.2	Certificate of Amendment to the Certificate of Incorporation	8-K	001-39525	3.1	May 22, 2023
3.3	Certificate of Amendment to the Certificate of Incorporation	8-K	001-39525	3.1	August 23, 2024
3.4	Amended and Restated Bylaws	10-Q	001-39525	3.2	November 3, 2022
4.1*	Specimen Common Stock Certificate
4.2*	Form of Preferred Stock Certificate
4.3	Form of Indenture					X
4.4*	Form of Debt Security
4.5*	Form of Deposit Agreement
4.6*	Form of Warrant Agreement
4.7*	Form of Subscription Agreement
4.8*	Form of Purchase Contract Agreement
4.9*	Form of Unit Agreement
4.10*	Form of Unit
4.11	Form of Warrant to Purchase Common Stock dated July 10, 2025	10-Q	001-39525	4.8	August 14, 2025
4.12	Warrant to Purchase Common Stock, dated October 14, 2025	10-Q	001-39525	4.1	October 14, 2025
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement)					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
25.1**	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939
107	Filing Fee Table					X
__________________
*To be filed, if applicable, by amendment or as an exhibit to a Form 8-K and incorporated by reference herein.
**To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
#Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17.    Undertakings
(a)The undersigned registrant hereby undertakes:
(1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.
(b)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on November 13, 2025.

ESS TECH, INC.

By:	/s/ Kelly F. Goodman
Kelly F. Goodman
Interim Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kelly F. Goodman and Kate Suhadolnik, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kelly F. Goodman	Interim Chief Executive Officer (Principal Executive Officer)	November 13, 2025
Kelly F. Goodman

/s/ Kate Suhadolnik	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	November 13, 2025
Kate Suhadolnik

/s/ Harry Quarls	Chairman and Director	November 13, 2025
Harry Quarls

/s/ Raffi Garabedian	Director	November 13, 2025
Raffi Garabedian

/s/ Rich Hossfeld	Director	November 13, 2025
Rich Hossfeld

/s/ Sandeep Nijhawan	Director	November 13, 2025
Sandeep Nijhawan

/s/ Michael Niggli	Founding Chairman and Director	November 13, 2025
Michael Niggli

/s/ Kyle Teamey	Director	November 13, 2025
Kyle Teamey

/s/ Alexi Wellman	Director	November 13, 2025
Alexi Wellman